UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 15, 2017, Equity Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) to disclose that it had completed its previously announced merger with Prairie State Bancshares, Inc. (“Prairie”). The Original 8-K disclosed that the financial statements required by Item 9.01(a)(4) of Form 8-K and the pro forma financial information required by Item 9.01(b)(2) of Form 8-K would be filed, to the extent required, by amendment to the Original 8-K within 71 calendar days from the date on which the Original 8-K was required to be filed.

Following further analysis, the Company has determined that it is not required to, and therefore will not, file such financial statements or pro forma financial information under Item 9.01. Accordingly, the Company hereby amends Items 9.01(a) and 9.01(b) of the Original 8-K to eliminate the references to the subsequent filing of historical financial statements and pro forma financial information, respectively.

Except as described above and below, all other information in the Original 8-K remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro forma financial information.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: May 23, 2017	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer